[LOGO] WFS FINANCIAL INC




                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                    for Collection Period ended June 30, 2004
                     for Distribution Date of July 20, 2004


COLLECTIONS
                                                                                                               DOLLARS
Payments received                                                                                            61,594,753.79
               Plus/(Less):
                               Net Servicer Advances                                                             29,628.28
                               Investment Earnings on funds in the
                                 Collection Account                                                              54,205.29
                                                                                                         -----------------
Net Collections                                                                                              61,678,587.36
                                                                                                         =================
               Plus/(Less):
                               Funds in Spread Account                                                       13,520,195.89
                                                                                                         -----------------
Total Available Funds                                                                                        75,198,783.25
                                                                                                         =================


DISTRIBUTIONS


               Servicing Fee                                                                1,407,057.00
               Trustee and Other Fees                                                           4,362.68
                                                                                       -----------------

Total Fee Distribution                                                                                        1,411,419.68

               Note Interest Distribution Amount - Class A-1                46,374.94
               Note Interest Distribution Amount - Class A-2               698,375.00
               Note Interest Distribution Amount - Class A-3               365,000.00
               Note Interest Distribution Amount - Class A-4               776,847.92
                                                                       --------------
                                                                         1,886,597.86

               Note Principal Distribution Amount - Class A-1           53,304,529.52
               Note Principal Distribution Amount - Class A-2            5,221,157.18
               Note Principal Distribution Amount - Class A-3                    0.00
               Note Principal Distribution Amount - Class A-4                    0.00
                                                                       --------------
                                                                        58,525,686.70
Total Class A Interest and Principal Distribution                                                            60,412,284.56

               Note Interest Distribution Amount - Class B-1               109,687.50
               Note Principal Distribution Amount - Class B-1                    0.00
                                                                       --------------

Total Class B Interest and Principal Distribution                                                               109,687.50

               Note Interest Distribution Amount - Class C-1               132,281.25
               Note Principal Distribution Amount - Class C-1                    0.00
                                                                       --------------

Total Class C Interest and Principal Distribution                                                               132,281.25

               Note Interest Distribution Amount - Class D-1               128,781.25
               Note Principal Distribution Amount - Class D-1                    0.00
                                                                       --------------

Total Class D Interest and Principal Distribution                                                               128,781.25

               Spread Account Deposit                                                                        13,004,329.01
                                                                                                         -----------------


Total Distributions                                                                                          75,198,783.25
                                                                                                         =================

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                    for Collection Period ended June 30, 2004
                     for Distribution Date of July 20, 2004

PORTFOLIO DATA:
                                                                            # of loans
      Beginning Aggregate Principal Balance                                         92,032                     1,350,774,345.32

          Less:                Principal Payments                                              (23,687,942.00)
                               Full Prepayments                                     (2,327)    (23,430,762.85)
                               Partial Prepayments                                      --                 --
                               Liquidations                                           (265)     (3,222,739.46)
                                                                                              ---------------
                                                                                                                 (50,341,444.31)
                                                                                                              ------------------
      Ending Aggregate Principal Balance                                            89,440                     1,300,432,901.01
                                                                                                              ==================

Ending Outstanding Principal Balance of Notes                                                                  1,250,278,842.82
Overcollateralization Amount                                                                                      50,154,058.19
Overcollateralization Level                                                                                               3.86%

OTHER RELATED INFORMATION:

Spread Account:

               Beginning Balance                                                                13,507,743.45
                     Investment earnings on funds in spread account                                 12,452.44
                     Less: Funds included in Total Available Funds                             (13,520,195.89)
                     Deposits                                                                   13,004,329.01
                     Reductions                                                                            --
                                                                                              ---------------
               Ending Balance                                                                                     13,004,329.01

               Beginning Initial Deposit                                                        15,000,000.00
                     Repayments                                                                            --
                                                                                              ---------------
               Ending Initial Deposit                                                                             15,000,000.00


Modified Accounts:
               Principal Balance                                                                           --                --
               Scheduled Balance                                                                           --                --

Servicer Advances:
               Beginning Unreimbursed Advances                                                     937,142.17
               Net Advances                                                                         29,628.28
                                                                                              ---------------
                                                                                                                     966,770.45

Net Charge-Off Data:
               Charge-Offs                                                                       2,138,803.59
               Recoveries                                                                         (454,318.75)
                                                                                              ---------------
               Net Charge-Offs                                                                                     1,684,484.84


Delinquencies ( P&I):                                                       # of loans
               30-59 Days                                                            1,414      12,287,510.53
               60-89 Days                                                              284       2,743,097.93
               90-119 Days                                                              93         701,761.98
               120 days and over                                                         2          40,690.56

Repossessions                                                                           56         443,698.97

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
  of the Sale and Servicing Agreement)                                                  --                                   --

Cumulative Charge-Off Percentage                                                                                          0.11%

WAC                                                                                                                    10.7735%
WAM                                                                                                                      58.235

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                    for Collection Period ended June 30, 2004
                     for Distribution Date of July 20, 2004

====================================================================================================
                                              NOTE
                            BEGINNING        MONTHLY                    TOTAL
           ORIGINAL        OUTSTANDING      PRINCIPAL       PRIOR      PRINCIPAL        PRINCIPAL
           PRINCIPAL        PRINCIPAL     DISTRIBUTABLE   PRINCIPAL  DISTRIBUTABLE    DISTRIBUTION
CLASSES     BALANCE          BALANCE          AMOUNT      CARRYOVER     AMOUNT           AMOUNT
====================================================================================================

A-1     222,000,000.00     53,304,529.52  53,304,529.52      0.00   53,304,529.52     53,304,529.52


A-2     555,000,000.00    555,000,000.00   5,221,157.18      0.00    5,221,157.18      5,221,157.18


A-3     200,000,000.00    200,000,000.00           0.00      0.00            0.00              0.00


A-4     331,750,000.00    331,750,000.00           0.00      0.00            0.00              0.00


B-1      56,250,000.00     56,250,000.00           0.00      0.00            0.00              0.00


C-1      63,750,000.00     63,750,000.00           0.00      0.00            0.00              0.00


D-1      48,750,000.00     48,750,000.00           0.00      0.00            0.00              0.00
====================================================================================================
TOTAL 1,477,500,000.00  1,308,804,529.52  58,525,686.70      0.00   58,525,686.70     58,525,686.70
====================================================================================================




======================================================

                         REMAINING          TOTAL
            CURRENT     OUTSTANDING       PRINCIPAL
           PRINCIPAL     PRINCIPAL       AND INTEREST
CLASSES    CARRYOVER      BALANCE        DISTRIBUTION
======================================================

A-1         0.00                  0.00   53,350,904.46


A-2         0.00        549,778,842.82    5,919,532.18


A-3         0.00        200,000,000.00      365,000.00


A-4         0.00        331,750,000.00      776,847.92


B-1         0.00         56,250,000.00      109,687.50


C-1         0.00         63,750,000.00      132,281.25


D-1         0.00         48,750,000.00      128,781.25
======================================================
TOTAL       0.00      1,250,278,842.82   60,783,034.56
======================================================




===================================================================================================================
                         NOTE
                       MONTHLY                       TOTAL
                       INTEREST        PRIOR        INTEREST       INTEREST      CURRENT      DEFICIENCY   POLICY
 NOTE    INTEREST    DISTRIBUTABLE   INTEREST     DISTRIBUTABLE   DISTRIBUTION   INTEREST        CLAIM      CLAIM
CLASSES   RATE          AMOUNT       CARRYOVER       AMOUNT         AMOUNT      CARRYOVER        AMOUNT     AMOUNT
===================================================================================================================
A-1     1.08000%       46,374.94       0.00         46,374.94      46,374.94       0.00           0.00       0.00

A-2     1.51000%      698,375.00       0.00        698,375.00     698,375.00       0.00           0.00       0.00

A-3     2.19000%      365,000.00       0.00        365,000.00     365,000.00       0.00           0.00       0.00

A-4     2.81000%      776,847.92       0.00        776,847.92     776,847.92       0.00           0.00       0.00

B-1     2.34000%      109,687.50       0.00        109,687.50     109,687.50       0.00           0.00       0.00

C-1     2.49000%      132,281.25       0.00        132,281.25     132,281.25       0.00           0.00       0.00

D-1     3.17000%      128,781.25       0.00        128,781.25     128,781.25       0.00           0.00       0.00
===================================================================================================================
TOTAL               2,257,347.86       0.00      2,257,347.86   2,257,347.86       0.00           0.00       0.00
===================================================================================================================

                        WFS FINANCIAL 2004-1 OWNER TRUST
                              Officer's Certificate
                    for Collection Period ended June 30, 2004
                     for Distribution Date of July 20, 2004




Detailed Reporting

    See Schedule F


WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of June 30, 2004 and were performed in conformity with the Sale and Servicing Agreement dated February 01, 2003.




                                       ----------------------------------------
                                       Susan Tyner
                                       Vice President
                                       Assistant Controller





                                       ----------------------------------------
                                       Mark Olson
                                       Senior Vice President
                                       Controller